UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2021

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38875 (Commission File Number)	83-0806637 (IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL (Address of principal executive offices)	33487 (Zip Code)
Registrant’s telephone number, including area code: (877) 292-7660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02. Unregistered Sales of Equity Securities.

On October 13, 2021, Warehouse Goods LLC, a wholly owned subsidiary of Greenlane Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire the Organicix, LLC (d/b/a DaVinci and hereinafter referred to as “DaVinci”) brand and substantially all of the assets of DaVinci. Pursuant to the Purchase Agreement, the total consideration for the acquisition will be up to $20,000,000, comprised of both cash and the issuance of shares of the Company’s Class A Common Stock (the “Common Stock”) to DaVinci and certain of its affiliates. As partial consideration for the acquisition, the Company will issue a number of shares of Common Stock to DaVinci and certain of its affiliates equal to the quotient obtained by dividing (i) $5,250,000 by (ii) the 10-day volume-weighted average price per share of the Common Stock on the Nasdaq Global Market (the “Nasdaq”) as measured on the date immediately prior to the closing of the transaction and rounded up to the next whole share. In addition, the Company may be required to issue a number of shares of Common Stock equal to the quotient obtained by dividing (i) $3,000,000 by (ii) the 10-day volume-weighted average price per share of the Common Stock on the Nasdaq measured as of December 31, 2021 and rounded up to the next whole share upon DaVinci’s attainment of certain financial benchmarks. In addition, the Company may be required to issue a number of shares of Common Stock equal to the quotient obtained by dividing (i) $250,000 by (ii) the 10-day volume-weighted average price per share of the Common Stock on the Nasdaq measured as of the close of business the day immediately prior to the date that a public announcement is made regarding each qualifying new product launch by DaVinci in the 24 month period following the closing of the transaction (subject to extension under certain circumstances) and rounded up to the next whole share, subject to a $1,750,000 cap. Closing of the acquisition is expected in the fourth quarter of 2021. The shares of Common Stock will be issued in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

Item 7.01.    Regulation FD Disclosure.

On October 19, 2021, the Company issued a press release announcing the transaction with DaVinci. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Investors and others should note that the Company may announce material information using press releases, presentation materials, public conference calls, webcasts and the “Investors” section of the Company’s website, which is accessible at www.gnln.com. In the future, the Company intends to continue to use these distribution channels to distribute material and other information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. The Company encourages investors, the media, business partners and others interested in the Company to review the information on the Company’s website. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting the “Email Alerts” page of the “Investors Resources” section of the Company’s website. While not all of the information posted on the Company’s website is or will be of a material nature, some of the information posted to the Company’s website may be deemed material. Information on the Company’s website is not incorporated by reference in this Current Report on Form 8-K and does not constitute a part of this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Greenlane Holdings, Inc., dated October 19, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: October 19, 2021	By:	/s/ William Mote
William Mote
Chief Financial Officer